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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2006

SKYWEST, INC.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	0-14719 (Commission File Number)	87-0292166 (I.R.S. Employer Identification No.)
444 South River Road St. George, Utah (Address of principal executive offices)		84790 (Zip Code)

(435) 634-3000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

        On April 10, 2006, SkyWest, Inc. (the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Raymond James & Associates, Inc. as representatives of the several underwriters named in Schedule A therein (collectively, the "Underwriters"), relating to the sale of 4,000,000 shares of the Company's common stock, no par value per share (the "Common Stock"), and the granting of an over-allotment option to the Underwriters to purchase up to an additional 600,000 shares of Common Stock. The offering is being made pursuant to the Company's effective registration statement on Form S-3 (Registration No. 333-129831) filed with the Securities and Exchange Commission (the "Commission"). On April 11, 2006, the Company filed a final prospectus relating to the issuance and sale of the Common Stock with the Commission.

        The Purchase Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

ITEM 8.01 Other Events.

        On April 11, 2006, the Company issued a press release announcing an underwritten public offering of 4,000,000 shares of Common Stock at $26.05 per share, before underwriting discounts and commissions, pursuant to an effective registration statement on Form S-3 (Registration No. 333-129831). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

  (d)
  Exhibits.

Exhibit Number	Title of Document	Location
1.1	Purchase Agreement by and among SkyWest, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Raymond James & Associates, Inc.	Attached
99.1	Press release dated April 11, 2006.	Attached

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.
Date: April 11, 2006	By:	/s/ BRADFORD R. RICH Bradford R. Rich, Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement by and among SkyWest, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Raymond James & Associates, Inc.
99.1	Press release dated April 11, 2006.

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  ITEM 1.01 Entry into a Material Definitive Agreement.
  ITEM 8.01 Other Events.
  ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX